UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): August 1, 2017

MOXIAN, INC.

(Exact name of registrant as specified in charter)

Nevada	000-55017	27-3729742
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Block A, 9/F, Union Plaza

5022 Binjiang Avenue

Futian District Shenzhen City, Guangdong Province, China

(Address Of Principal Executive Offices) (Zip Code)

+86 (0)755-66803251
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On August 1, 2017, Moxian, Inc. (the “Company”) issued a press release announcing that it currently plans to hold its 2017 Annual Meeting of Stockholders at 10:00 AM local time on September 29, 2017 (10:00 PM ET on September 28, 2017), at the Regal Hong Kong Hotel, 88 Yee Wo Street, Causeway Bay, Hong Kong.

Rule 14a-8 Stockholder Proposal Deadline

The Company did not hold an annual meeting last year. As a result, under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the deadline for the receipt of any stockholder proposals submitted pursuant to Rule 14a-8 for inclusion in the Company’s proxy materials for the 2017 Annual Meeting is required to be a reasonable time before the Company begins to print and mail the proxy materials. Taking into consideration the time and process for addressing any deficiencies in proposals that may be submitted, the Company has determined that August 13, 2017 should be the deadline for receipt of proposals pursuant to Rule 14a-8. Such proposals should be delivered to: Regal Hong Kong Hotel, 88 Yee Wo Street, Causeway Bay, Hong Kong, Attention: Corporate Secretary. Such proposals will need to comply with the rules of the Securities and Exchange Commission regarding the inclusion of stockholder proposals in the Company’s proxy materials, and may be omitted if not in compliance with applicable requirements.

The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1	Press Release dated August 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOXIAN, INC.

By:	/s/ James Mengdong Tan
Name:	James Mengdong Tan
Title:	Chief Executive Officer

Dated: August 1, 2017